Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-249522) pertaining to the 2017 Stock Incentive Plan, 2020 Stock Option and Incentive Plan, and 2020 Employee Stock Purchase Plan of Praxis Precision Medicines, Inc. of our report dated March 17, 2021, with respect to the consolidated financial statements of Praxis Precision Medicines, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young, LLP

Boston, Massachusetts
March 17, 2021